INDEPENDENT AUDITORS' CONSENT





We agree to the inclusion in this Form 10-SB of our report, dated January 31, 2000, on our audit of the financial statements of Malacology, Inc. as of December 31, 1999, and the year then ended, the period from inception, April 9, 1998, through December 31, 1998, and the period from inception, April 9, 1998, through December 31, 1999.


                                       /s/  Haskell & White LLP
                                       HASKELL  &  WHITE  LLP

Irvine,  California
February 11,  1999